Exhibit 32.0	Certification Pursuant to 18 U.S.C. 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-QSB filed by TSB Financial Corporation (the “Issuer”) for the quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

TSB Financial Corporation
Date: November 8, 2007	By:	/s/ John B. Stedman, Jr.
John B. Stedman, Jr.
President and Chief Executive Officer

Date: November 8, 2007	By:	/s/ Jan H. Hollar
Jan H. Hollar
Executive Vice President Secretary and Chief Financial Officer

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